EXHIBIT 10.2

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into as of this 2nd day of June, 2016 by and between Ecosphere Technologies, Inc., a Delaware corporation (“Ecosphere”), and Brisben Water Solutions LLC (the “Lender” and together with Ecosphere, the “Parties”). The Parties hereby agree as follows:

1.

Creation of Security Interest.  In connection with the issuance by Ecosphere of that certain Amended, Restated and Consolidated Convertible Note, dated as of the date hereof, in the amount of $3,404,000.00 (the “Note”) and as consideration for the Lender’s advance of funds thereunder, Ecosphere hereby grants to the Lender a security interest in the Collateral described in Section 2 to secure the performance or payment of all of the Obligations (as defined below) of Ecosphere under Section 3. The Parties agree that notwithstanding any provision to the contrary contained in any prior agreement between the parties, the entry into each of this Agreement and the Note do not constitute a default or violation of any covenant under any prior agreement of the parties, and it is the intent of the parties that this Agreement shall replace and supersede all prior security agreements made between the parties without affecting the validity or priority of any security interests in the Collateral granted in favor of the Lender under any such prior security agreements to secure the Obligations.

2.

Collateral.  The collateral of this Agreement (the “Collateral”) consists of the items described on attached Exhibit A, including the Physical Collateral and the Patent Collateral, as defined in Exhibit A.

3.

Ecosphere's Obligations.

(a)

Obligation to Pay.  Ecosphere shall pay to the Lender $3,404,000.00 and accrued interest thereon in accordance with the terms of the Note.

(b)

Additional Obligations.

(i)

Protection of Collateral.  The Physical Collateral:

(A)

will not be misused or abused, but will be maintained in good and operable condition, reasonable wear and tear excepted (except for any loss, damage or destruction which is fully covered by insurance proceeds) and will be repaired, renewed and replaced by Ecosphere, in the exercise of reasonable discretion, shall deem necessary;

(B)

will be insured by Ecosphere in the amount of $750,000 for the Ecos PowerCube® unit and $500,000 for the Ecos GrowCube™ unit until this Agreement is terminated against all expected risks to which it is exposed, including fire, theft, wind and flood, and those which the Lender may designate, with the policies acceptable to the Lender, payable to the Lender and providing for 30 days' minimum cancellation notice to the Lender, and with certificates evidencing such insurance delivered to the Lender as a condition to advances under the Note; and

(ii)

Protection of Security Interest.

(A)

The Collateral will not be sold, licensed, transferred, encumbered, pledged, or disposed of or be subjected to any unpaid charge, including taxes, or to any subsequent interest of a third person created or suffered by Ecosphere voluntarily or involuntarily, unless the Lender consents in advance in writing to such charge, transfer, disposition or subsequent interest, and

(B)

The Lender has filed Financing Statements and may file additional Financing Statements it deems necessary in places it deems appropriate to protect the security interest under this Agreement against the rights or interests of third persons.

(C)

Any proceeds received by Ecosphere upon the sale, lease, license, assignment, transfer, encumbrance, pledge or other disposition of any of the Collateral or any part thereof shall be paid to Lender when received and applied to the Note until all principal, accrued interest and attorneys’ fees outstanding under the Note are paid in full.  All additional proceeds, if any, from such sale or other disposition shall be retained by Ecosphere.

(iii)

Sale of FNES Interest.  In addition to the Lender’s rights and remedies with respect to the Collateral, to secure the performance or payment of the Obligations, Ecosphere agrees as follows:

(A)

Ecosphere shall not sell, assign, transfer or encumber in any manner Ecosphere’s 30.6% limited liability company ownership interest in Fidelity National Environmental Solutions, LLC (“FNES”, and such 30.6% interest, the “FNES Interest”); and

(B)

In the event Ecosphere is in default of the Note and Lender declares the Note to be immediately due and payable, Ecosphere shall sell the FNES Interest or any part thereof for cash at public or private sale, subject to full compliance with the provisions, including tag-along rights and rights of first refusal, of the Amended and Restated Limited Liability Company Agreement of FNES, as in effect on the date hereof.  To facilitate the sale process, Lender may solicit offers to purchase the FNES Interest.  Such public or private sale shall take place no later than 90 days after the date of default by non-payment.  Ecosphere shall give Lender at least 30 days’ notice of the time and place of any public sale or the time at which any private sale is to be made.  At any sale of the FNES Interest the Lender may be the purchaser of the FNES Interest or any part thereof and shall be entitled to use and apply any sums due it under the Note as a credit on account of the purchase price of the FNES Interest or any part thereof payable at such sale.  All proceeds received by Ecosphere upon sale of the FNES Interest or any part thereof shall be paid to Lender and applied to the Note until all principal, accrued interest and attorneys’ fees outstanding under the Note are paid in full.  All additional proceeds, if any, from the sale shall be retained by Ecosphere.

(iv)

Sale of EM Interest.  In addition to the Lender’s rights and remedies with respect to the Collateral, to secure the performance or payment of the Obligations, Ecosphere agrees as follows:

(A)

Ecosphere shall not sell, assign, transfer or encumber in any manner the 25% limited liability company ownership interest in Ecosphere Mining, LLC (“EM”) which Ecosphere owns and has pledged to the Lender under this Agreement (the “EM Interest”); and

(B)

In the event Ecosphere is in default of the Note and Lender declares the Note to be immediately due and payable, Ecosphere shall sell the EM Interest or any part thereof for cash at public or private sale.  To facilitate the sale process, Lender may solicit offers to purchase the EM Interest.  Such public or private sale shall take place no later than 90 days after the date of default by non-payment.  Ecosphere shall give Lender at least 30 days’ notice of the time and place of any public sale or the time at which any private sale is to be made.  At any sale of the EM Interest, the Lender may be the purchaser of the EM Interest or any part thereof and shall be entitled to use and apply any sums due it under the Note as a credit on account of the purchase price of the EM Interest or any part thereof payable at such sale.  All proceeds received by Ecosphere upon sale of the EM Interest or any part thereof shall be paid to Lender and applied to the Note until all principal, accrued interest and attorneys’ fees outstanding under the Note are paid in full.  All additional proceeds, if any, from the sale shall be retained by Ecosphere.

(v)

Allocation of Ecosphere Revenues.  In addition to the Lender’s rights and remedies with respect to the Collateral, to secure the performance or payment of the Obligations, Ecosphere and its subsidiaries agree that so long as any amounts payable under the Note remain outstanding, Ecosphere and its subsidiaries shall allocate and pay to Lender 5% of all revenues actually received by Ecosphere and its subsidiaries from equipment sales, licensing fees, services and other sources to payment of the Obligations, as prepayments of principal and accrued interest; provided, however, that for the purposes of such calculations, management fees payable to Ecosphere from Sea of Green Systems, Inc. (“SOGS”), which have been accruing at the rate of $25,000 monthly since January 1, 2015 and remain unpaid as of the date hereof (the “Management Fees”), shall not be considered revenues under this Section 3(b)(v).  Provided, further, that SOGS shall not be deemed to be a subsidiary within the meaning of the first sentence of this Section 3(b)(v).  Equipment sales from Ecosphere to SOGS shall be deemed to be revenues of Ecosphere.  To the extent Ecosphere pays the Lender $200,000 under the Note from its receipt of at least $450,000 as a result of a financing transaction related to SOGS engaging in a reverse merger, sums received by SOGS as a result of such reverse merger shall not be deemed to be revenues within the meaning of the first sentence of this Section 3(b)(v).

(vi)

Allocation of Initial Public Offering Proceeds.  In addition to the Lender’s rights and remedies with respect to the Collateral, to secure the performance or payment of the Obligations, Ecosphere and its subsidiaries agree that so long as any amounts payable under the Note remain outstanding, Ecosphere and its subsidiaries shall allocate and pay to Lender 10% of all net proceeds actually received by Ecosphere or its subsidiaries in connection with the closing of an initial public offering of any of its present subsidiaries to payment of the Obligations; provided, however, that for the purposes of such calculations, the Management Fees shall not be considered net proceeds under this Section 3(b)(vi).  For avoidance of doubt, financing proceeds received in connection with a reverse merger shall not be deemed to be an initial public offering.  For purposes of this Section 3(b)(vi), “reverse merger” means a merger, consolidation or share exchange between an Ecosphere subsidiary and another entity which is treated as a reverse merger for accounting purposes.

4.

Representations, Warranties and Covenants.

        (a) Ecosphere represents, warrants and covenants to Lender that:

(i)

Ecosphere has good and sufficient title to the Collateral, the FNES Interest and the EM Interest, free and clear of all security interests, liens, encumbrances and claims whatsoever, other than those created in favor of the Lender.

(ii)

No financing statement, notice of lien, security agreement or any other agreement or instrument creating or giving notice of an encumbrance or charge against any of the Collateral, the FNES Interest and the EM Interest is in existence or on file in any public office, except those in favor of Lender.

(iii)

Ecosphere will at all times hereafter keep the Collateral, the FNES Interest and the EM Interest free of all security interests, liens and claims whatsoever, except the security interests, liens and claims in favor of Lender.

(iv)

Ecosphere (i) will, from time to time, on request of Lender, execute such financing statements, statements of assignment, notices and other documents and pay the costs of filing or recording the same in all public offices deemed necessary by Lender and do such other acts as Lender may request to establish and maintain a valid security interest in the Collateral, the FNES Interest and the EM Interest and (ii) authorizes  Lender at Ecosphere’s expense to file any financing statements, or any notices or assignments with the Patent and Trademark Office, relating to the Collateral (without Ecosphere’s signature thereon) which Lender deems appropriate.

(v)

Ecosphere irrevocably appoints Lender as Ecosphere’s attorney-in-fact, with full power of substitution, in its own name or in Ecosphere’s name, place and stead:

(A)

To file any financing statements, and any documents in the Patent and Trademark Office that Lender deems appropriate in connection with the perfection, protection, priority or enforcement of Lender’s security interest in the Collateral;

(B)

To take any actions required of Ecosphere under this Agreement that Ecosphere fails or is unable to take in a timely manner; and

(C)

While Ecosphere is in default under this Agreement, to take any actions that Lender deems appropriate (i) to protect, preserve or realize upon the Collateral and its security interest in the Collateral or to accomplish the purposes of this Agreement, including any actions described in Section 6 and (ii)   in connection with the disposition of any Collateral (1) to assign or transfer title to such Collateral to itself or to any third party purchaser in connection with the Lender’s exercise of its rights under the Uniform Commercial Code, and (2) to file with the Patent and Trademark Office or other governmental office or authority any documents necessary or advisable to implement, effectuate or reflect the disposition.

(D)

Lender will not disturb the rights of any third-party licensee of Patent Collateral under a license granted by Ecosphere in the ordinary course of business so long as the licensee is not in breach of its obligations to Ecosphere under the license.

(vi)

Ecosphere will account fully and faithfully for and promptly pay or turn over to Lender proceeds in whatever form received in disposition in any manner of any of the Collateral, the FNES Interest and the EM Interest as provided herein.

(vii)

All information now or hereafter furnished by Ecosphere to Lender relating in any way to the Collateral, the FNES Interest or the EM Interest is and will be true and correct in all material respects as of the date furnished.

(viii)

The FNES Interest and the EM Interest are not represented by a certificate and are “uncertificated securities” under the Uniform Commercial Code as in effect in Delaware.  Ecosphere will, if the FNES Interest or the EM Interest are represented by a certificate, promptly deliver possession of such certificate to Lender.

                   (b) The Lender represents, warrants and covenants to Ecosphere that, in enforcing the Lender’s rights under this Agreement and the Note, the Lender  (and any assignee of the Note) shall never seek to take possession of, nor cause the sale, transfer or other disposition of, nor in any way limit or interfere with the rights of Ecosphere or other parties to, the following:

(i)

Shares of capital stock of Sea of Green Systems, Inc. (“SOGS”) or any entity which acquires SOGS or  is acquired by SOGS.

(ii)

Limited liability company interests in Ecosphere Development Corporation LLC (“EDC”), or any entity which acquires EDC or is acquired by EDC.

(iii)

Except as explicitly included in the definition of Collateral in Exhibit A, any other agriculture-related asset held directly, or indirectly, by Ecosphere, including the equity interests and assets of subsidiaries of Ecosphere engaged in the agriculture business, including the growing and cultivating of cannabis, and/or licensees to the Patent Collateral within the Agriculture Field of Use (each as defined in Exhibit A). For the avoidance of doubt, the Lender retains full rights to all Collateral described in Exhibit A, and nothing in this section shall be construed to limit the Lender’s rights thereto.

5.

Default.  Any misrepresentation or misstatement in connection with, or non-compliance with or non-performance of the Note or this Agreement, or the occurrence of an event of default under the Note, shall constitute default under this Agreement.  In addition, Ecosphere shall be in default if (i) bankruptcy or insolvency proceedings are instituted by or against Ecosphere, which proceedings are not dismissed within 30 days; (ii) if Ecosphere makes any assignment for the benefit of creditors, or (iii) if Ecosphere shall default in performance of any agreement with the Lender.

6.

The Lender's Rights and Remedies.

(a)

The Lender may assign this Agreement, with notice to Ecosphere, and, if the Lender does assign this Agreement, the assignee shall be entitled, upon notifying Ecosphere, to performance of all of Ecosphere's obligations under this Agreement.

(b)

Upon Ecosphere's default, the Lender may exercise its rights of enforcement under the Uniform Commercial Code in force in Delaware and any notice of lien filed with the United States Patent Office and, in conjunction with, addition to or substitution for those rights, at the Lender's discretion, it may:

(i)

To the extent permitted by law, enter upon Ecosphere's premises to take possession of, assemble and collect the Collateral or to render it unuseable.

(ii)

Require Ecosphere to assemble the Collateral and make it available at a place the Lender designates which is mutually convenient, to allow the Lender to take possession or sell, lease, license or otherwise dispose of the Collateral.

(iii)

Waive any default or remedy any default in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default.

(iv)

Ecosphere understands that to the extent permitted by law, if Ecosphere fails to meet any of Ecosphere's obligations under this Agreement, the Lender has a right to take possession of the Collateral by all lawful means and to sell, lease, license or otherwise dispose of the Collateral.

(c)

Upon default of the Note, the Lender shall have rights to a sale of the EM Interest and/or FNES Interest by Ecosphere, including a right to solicit purchasers, in accordance with Sections 3(b)(iii) and 3(b)(iv).

(d)

With regards to only non-monetary defaults, the Lender will give notice to Ecosphere that Ecosphere is in default hereunder, and Ecosphere shall have 30 days from the date of such notice to cure the non-monetary defaults.

(e)

The Lender’s remedies are limited to recovering its outstanding principal and accrued interest under the Note, attorneys’ fees and costs incurred in the sale of the Collateral.

7.

Other Lienholders.  Any person or entity taking a junior encumbrance, or other lien upon the Collateral or any part thereof or any interest therein, shall take said lien subject to the rights of the Lender to amend, modify, extend, renew, enlarge or release the Note, this  Agreement or any other document or instrument evidencing, securing or guaranteeing the Note, including, but not limited to, any amendments, modifications, extensions or renewals that increase the amount outstanding under the Note, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Agreement losing its priority over the rights of any such junior lien.  Accordingly, any person or entity taking a junior encumbrance, or other lien upon the Collateral or any part therein or any interest therein, shall take said lien subject to the provisions of the Note and this Agreement, including, but not limited to, the above provision.  Nothing in this Section shall be deemed to authorize any such junior encumbrance or other liens on the Collateral, the FNES Interest and the EM Interest.

8.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

9.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

10.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

11.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted next business day delivery, or by email followed by overnight next business day delivery as follows:

Lender:

Brisben Water Solutions LLC

23 N. Beach Road

Jupiter Island, FL 33455

Attn:  William Brisben

Email:  wbrisben@hotmail.com

with a copy to:

Dinsmore & Shohl LLP

Fifth Third Center

One South Main Street, Suite 1300

Dayton, OH 45402

Attn: Steven R. Watts, Esq.

Email: steve.watts@dinsmore.com

Ecosphere:

3515 SE Lionel Terrace

Stuart, Florida 34997

Attention: Dennis McGuire

Email: dennismcguire1@mac.com

with a copy to:

Nason, Yeager, Gerson, White

& Lioce, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Attention:  Michael D. Harris

Email:  mharris@nasonyeager.com

or to such other address as any of them, by notice to the other may designate from time to time.  Time shall be counted to, or from, as the case may be, the date of delivery.

12.

Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

13.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

14.

Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

15.

Governing Law.  All claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Delaware without regard to choice of law considerations.

16.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF the parties hereto have set their hand as of the date first above written.

ECOSPHERE:
ECOSPHERE TECHNOLOGIES, INC.

By:
Dennis McGuire, Chief Executive Officer

BRISBEN WATER SOLUTIONS LLC

By:
William Brisben, Manager

THE UNDERSIGNED subsidiaries of Ecosphere Technologies, Inc. have executed this Agreement solely to acknowledge their obligations under Section 3(b)(v) and (vi).

ECOSPHERE MINING, LLC

By:
Dennis McGuire, Chief Executive Officer

SEA OF GREEN SYSTEMS, INC.

By:
Corey McGuire, Chief Executive Officer

EXHIBIT A

COLLATERAL

This Security Agreement covers all of the following property of Ecosphere Technologies, Inc. (“Ecosphere”), whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located (capitalized terms used herein shall have the meaning ascribed to such term under the Uniform Commercial Code as in effect in the State of Delaware and/or as otherwise set forth herein):

(a)

The Ecos PowerCube® unit (with the Ecos GrowCube™ unit, the “Physical Collateral”) located in Stuart, Florida.

(b)

One completed Ecos GrowCube™ unit (with the Ecos PowerCube® unit, the “Physical Collateral”) located at 236709 E. Lechelt Road, Kennewick WA 99337-7545.

(c)

Each United States Patent listed on Schedule A-1 hereto (the “Patent Collateral”), to the extent that such patents are used in any global field of use other than the Agriculture Field of Use, as defined on Schedule A-1.

(e)

All warranties, increases, parts, renewals, additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, and all of Ecosphere's books and records relating to any of the foregoing. Provided, however, that if Ecosphere manufactures any additional Ecos PowerCube® units or Ecos GrowCube® units, they shall not be deemed to be Physical Collateral or subject to this Agreement.

(f)

30.6% of the limited liability company interests in Fidelity National Environmental Solutions, LLC, a Delaware limited liability company and Ecosphere’s subsidiary (the “FNES Interest”).

(g)

25% of the limited liability company interests in Ecosphere Mining, LLC, a Delaware limited liability company and Ecosphere’s subsidiary (the “EM Interest”).

(h)

All Proceeds received, directly or indirectly, by Ecosphere from the Patent Collateral in any global field of use other than the Agriculture Field of Use, as defined on Schedule A-1.

Proceeds shall mean and include all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon collateral, including, without limitation, all licenses, permits, authorizations and applications, all claims of Ecosphere against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

Schedule A-1

Patent Collateral

1.

Approved U.S. Patent No’s.:

7,699,994;

7,699,988;

7,785,470;

7,943,087;

8,318,027;

8,593,102;

8,721,898;

8,858,064;

8,936,392;

8,906,242;

8,968,577;

8,999,154;

9,034,180;

9,169,146;

9,266,752;

Patent Application No. 14/162,479 filed January 23, 2014, allowed for issuance April 2016; and

U.S. Patent, when issued, pertaining to Patent Application No. 62/083,747 filed November 24, 2014, relating to the Ecos GrowCube™.

and all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof.

2.

Exception: The lien on the above U.S. Patents shall exclude the Agriculture Field of Use. For purposes hereof, “Agriculture Field of Use” means and refers to the application of all patents, patents pending, trade secrets, trademarks, “know how” and “show how” related to the Company’s Precision Agriculture line of equipment and nutrient technology developed, or to be developed, by the Company and its subsidiaries to the cultivation of crops on a global basis. For the avoidance of doubt, “crops” shall mean any and all plants, including, but not limited to, food crops, cannabis, grass and ornamental plants.